UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan	001-36677	38-2063100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On February 20, 2015, Diplomat Pharmacy, Inc. (the “Company”) announced that the Company has set June 5, 2015 as the date for the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”), at a time and location to be determined and specified in the Company’s proxy statement related to the Annual Meeting.

Because the date of the Annual Meeting is more than 30 days before the anniversary date of last year’s annual meeting of shareholders (which took place by written consent in lieu of such annual meeting prior to the Company’s initial public offering), pursuant to the U.S. Securities and Exchange Commission’s rules, including Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set the deadline for submission of proposals to be included in its proxy materials for the Annual Meeting as the close of business on March 6, 2015. Therefore, in order for a shareholder proposal to be considered for inclusion in the Company’s proxy materials for the Annual Meeting, the proposal must be received by the Company at its principal executive office (Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507) by the close of business on March 6, 2015 and must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act.

In accordance with the advance notice requirements contained in the Company’s amended and restated bylaws applicable for an annual meeting of shareholders that is more than 30 days before the anniversary date of the prior year’s annual meeting, for director nominations or other business to be brought before the Annual Meeting by a shareholder, other than Rule 14a-8 proposals described above, written notice must be delivered to the Company’s principal executive office (Diplomat Pharmacy, Inc., Attention: General Counsel, 4100 S. Saginaw Street, Flint, MI 48507) by the close of business on March 6, 2015. These shareholder notices also must comply with all additional procedures and requirements of the Company’s amended and restated bylaws and will not be effective otherwise.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
99.1	Company press release dated February 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: February 20, 2015

EXHIBIT INDEX

No.	Description
99.1	Company press release dated February 20, 2015